EXHIBIT 99.1

News Release

Pioneer Southwest Energy Partners L.P. Reports
Second Quarter 2010 Results

Dallas, Texas, July 28, 2010 -- Pioneer Southwest Energy Partners L.P.  (“Pioneer Southwest” or “the Partnership”) (NYSE:PSE) today announced financial and operating results for the quarter ended June 30, 2010.

Net income for the second quarter was $55 million, or $1.66 per common unit (see attached schedule for description of earnings per unit calculation).  Net income included noncash mark-to-market derivative gains of $32 million, or $.97 per common unit.  Without the effect of this item, adjusted income for the second quarter would have been $23 million, or $.69 per common unit. Cash flow from operations for the period was $27 million.

Oil and gas sales for the second quarter averaged 6,457 barrels oil equivalent per day (BOEPD).  Second quarter oil sales averaged 3,897 barrels per day (BPD), natural gas liquid (NGL) sales averaged 1,588 BPD and gas sales averaged 6 million cubic feet per day (MMCFPD).

The second quarter reported average price for oil was $101.85 per barrel.  The average reported price for NGLs was $40.52 per barrel, and the average reported price for gas was $4.42 per thousand cubic feet.

The Partnership has a large inventory of oil drilling locations in the Spraberry field, with approximately 145 40-acre locations and 1,200 20-acre locations.  It continues to operate two drilling rigs.  Twenty wells have been drilled and placed on production year-to-date, with four additional wells awaiting completion.  All wells are being completed in the deeper Wolfcamp formation and organic rich shale/silt intervals.  Production rates from the new wells have exceeded expectations and drilling costs have been on target, averaging $1.1 million per well (gross).  The drilling program is providing production growth and is expected to generate internal rates of return of 50+% based on current NYMEX strip commodity prices and drilling and production costs.

The Partnership has credit facility availability of $200 million, which is expected to be adequate to fund future growth through drilling and acquisitions.

Pioneer Southwest previously announced a cash distribution of $.50 per outstanding common unit for the quarter ended June 30, 2010, or $2.00 per outstanding common unit on an annual basis.  The distribution is payable August 12, 2010, to unitholders of record at the close of business on August 4, 2010.  Distribution sustainability is supported by the Partnership’s low-decline rate Spraberry properties, its large drilling inventory of 40-acre and 20-acre locations and its strong derivative position through 2013.  Of the Partnership’s forecasted production, derivative contracts cover approximately 80% for the remainder of 2010, 70% in 2011, 75% in 2012 and 60% in 2013.

Third Quarter 2010 Financial Outlook
The following paragraphs provide the Partnership’s third quarter of 2010 outlook for certain operating and financial items.

Production is forecasted to average 6,300 BOEPD to 6,700 BOEPD.  Production costs (including production and ad valorem taxes) are expected to average $20.00 to $23.00 per barrel oil equivalent (BOE) based on current NYMEX strip prices for oil, NGLs and gas.  Depreciation, depletion and amortization expense is expected to average $5.00 to $6.00 per BOE.

General and administrative expense is expected to be $1 million to $2 million.  Interest expense is expected to be $400 thousand to $600 thousand.  Accretion of discount on asset retirement obligations is forecasted to be nominal.

Pioneer Southwest’s cash taxes and effective income tax rate are expected to be approximately 1% of earnings before income taxes as a result of Pioneer Southwest being subject to the Texas Margin tax.

Earnings Conference Call

On Thursday, July 29, 2010, at 11:30 a.m. Central Time, Pioneer Southwest will discuss its financial and operating results with an accompanying presentation.  Instructions for listening to the call and viewing the accompanying presentation are shown below.

Internet:  www.pioneersouthwest.com
Select “Investors,” then “Earnings Calls & Webcasts” to listen to the discussion and view the presentation.

Telephone: Dial (888) 349-9587 confirmation code: 1462241 five minutes before the call to listen to the discussion.  View the presentation via Pioneer Southwest’s internet address above.

A replay of the webcast will be archived on Pioneer Southwest’s website.  A telephone replay will be available through August 20 by dialing (888) 203-1112 confirmation code: 1462241.

Pioneer Southwest is a Delaware limited partnership, headquartered in Dallas, Texas, with current production and drilling operations in the Spraberry field in West Texas.   For more information, visit www.pioneersouthwest.com.

Except for historical information contained herein, the statements in this News Release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of Pioneer Southwest are subject to a number of risks and uncertainties that may cause Pioneer Southwest’s actual results in future periods to differ materially from the forward-looking statements.  These risks and uncertainties include, among other things, volatility of commodity prices, the effectiveness of Pioneer Southwest’s commodity price derivative strategy, reliance on Pioneer Natural Resources Company and its subsidiaries to manage Pioneer Southwest’s business and identify and evaluate drilling opportunities and acquisitions, product supply and demand, competition, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, the ability to obtain approvals from third parties and negotiate agreements with third parties on mutually acceptable terms, litigation, the costs and results of drilling and operations, availability of equipment, services and personnel required to complete Pioneer Southwest’s operating activities, access to and availability of transportation, processing and refining facilities, Pioneer Southwest’s ability to replace reserves, including through acquisitions, and implement its business plans or complete its development activities as scheduled, uncertainties associated with acquisitions, access to and cost of capital, the financial strength of counterparties to Pioneer Southwest’s credit facility and derivative contracts and the purchasers of Pioneer Southwest’s oil, NGL and gas production, uncertainties about estimates of reserves and the ability to add proved reserves in the future, the assumptions underlying production forecasts, quality of technical data and environmental and weather risks, including the possible impacts of climate change. These and other risks are described in Pioneer Southwest’s 10-K and 10-Q Reports and other filings with the Securities and Exchange Commission. In addition, Pioneer Southwest may be subject to currently unforeseen risks that may have a materially adverse impact on it. Pioneer Southwest undertakes no duty to publicly update these statements except as required by law.

Pioneer Southwest Energy Partners L.P. Contacts:

Investors
Frank Hopkins – 972-969-4065
Nolan Badders – 972-969-3955

Media and Public Affairs
Susan Spratlen – 972-969-4018
Suzanne Hicks – 972-969-4020

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2010	2009

ASSETS

Current assets:
Cash and cash equivalents	$1,447	$625
Accounts receivable	13,613	14,162
Inventories	854	851
Prepaid expenses	120	260
Derivatives	26,010	16,042

Total current assets	42,044	31,940

Property, plant and equipment, at cost:
Oil and gas properties, using the successful efforts method of accounting	335,206	311,730
Accumulated depletion, depreciation and amortization	(119,454)	(113,386)

Total property, plant and equipment	215,752	198,344

Deferred income taxes	1,567	1,964
Other assets:
Derivatives	16,582	23,784
Other, net	516	606

	$276,461	$256,638

LIABILITIES AND PARTNERS' EQUITY

Current liabilities:
Accounts payable:
Trade	$9,084	$6,139
Due to affiliates	1,182	697
Interest payable	19	26
Income taxes payable to affiliate	810	460
Deferred income taxes	86	127
Derivatives	1,031	3,606
Asset retirement obligations	500	500

Total current liabilities	12,712	11,555

Long-term debt	72,000	67,000
Derivatives	5,053	30,205
Asset retirement obligations	6,729	6,605
Partners' equity	179,967	141,273

	$276,461	$256,638

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per unit data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Revenues:
Oil	$36,118	$32,288	$71,837	$60,779
Natural gas liquids	5,856	4,811	12,678	9,828
Gas	2,345	2,735	5,312	5,996
Derivative gain (loss), net	28,781	(25,505)	40,305	(32,460)
Interest and other	-	56	-	174
	73,100	14,385	130,132	44,317
Costs and expenses:
Oil and gas production	9,130	7,958	18,257	16,508
Production and ad valorem taxes	2,917	2,400	5,999	4,731
Depletion, depreciation and amortization	3,100	3,073	6,068	7,181
General and administrative	1,628	1,064	3,152	2,641
Accretion of discount on asset retirement obligations	137	121	273	242
Interest	408	191	771	380
	17,320	14,807	34,520	31,683

Income (loss) before taxes	55,780	(422)	95,612	12,634
Income tax provision	(547)	(23)	(933)	(118)
Net income (loss)	$55,233	$(445)	$94,679	$12,516

Allocation of net income (loss):
Net income applicable to the Partnership Predecessor	$-	$1,462	$-	$2,262
Net income (loss) applicable to the Partnership	55,233	(1,907)	94,679	10,254
	$55,233	$(445)	$95,679	$12,516

Allocation of net income (loss) applicable to the Partnership:
Applicable to the general partner's interest	$55	$(2)	$95	$10
Applicable to the limited partners' interest	55,119	(1,905)	94,530	10,244
Applicable to the unvested participating securities' interest	59	-	54	-
	$55,233	$(1,907)	$94,679	$10,254

Net income (loss) per common unit – basic and diluted	$1.66	$(0.06)	$2.85	$0.34

Weighted average common units outstanding – basic and diluted	33,114	30,009	33,114	30,009

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Six Months Ended
	June, 30		June, 30
	2010	2009	2010	2009

Cash flows from operating activities:
Net income (loss)	$55,233	$(445)	$94,679	$12,516
Adjustments to reconcile net income (loss) to net
cash provided by operating activities:
Depletion, depreciation and amortization	3,100	3,073	6,068	7,181
Deferred income taxes	366	(131)	583	(137)
Accretion of discount on asset retirement obligations	137	121	273	242
Amortization of debt related costs	46	50	91	108
Amortization of unit-based compensation	64	-	83	-
Commodity derivative related activity	(34,906)	19,933	(53,642)	24,433
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	1,504	103	549	167
Inventories	18	138	(3)	1,136
Prepaid expenses	67	(65)	140	(15)
Accounts payable	1,360	253	1,849	(6,359)
Interest payable	(10)	-	(7)	-
Income taxes payable to affiliate	181	134	350	218)
Asset retirement obligations	(117)	(263)	(164)	(389)
Net cash provided by operating activities	27,043	22,901	50,849	39,101
Cash flows from investing activities:
Additions to oil and gas properties	(12,164)	(364)	(21,879)	(678)
Net cash used in investing activities	(12,164)	(364)	(21,879)	(678)
Cash flows from financing activities:
Borrowings under credit facility	14,000	-	31,000	-
Principal payments on credit facility	(11,000)	-	(26,000)	-
Distributions to general partner and common unitholders	(16,574)	(15,020)	(33,148)	(30,040)
Net distributions to owner	-	(2,197)	-	(4,057)
Net cash used in financing activities	(13,574)	(17,217)	(28,148)	(34,097)
Net increase in cash and cash equivalents	1,305	5,320	822	4,326
Cash and cash equivalents, beginning of period	142	28,942	625	29,936
Cash and cash equivalents, end of period	$1,447	$34,262	$1,447	$34,262

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUMMARY PRODUCTION AND PRICE DATA

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Average Daily Sales Volumes:
Oil (Bbls) —	3,897	3,590	3,865	3,809

Natural gas liquids (Bbls) —	1,588	1,277	1,580	1,481

Gas (Mcf) —	5,832	6,030	5,984	6,359

Total (BOE) —	6,457	5,872	6,434	6,350

Average Reported Prices:
Oil (per Bbl) —	$101.85	$98.82	$102.70	$88.15

Natural gas liquids (per Bbl) —	$40.52	$41.41	$44.33	$36.66

Gas (per Mcf) —	$4.42	$4.98	$4.95	$5.21

Total (BOE) —	$75.42	$74.54	$77.14	$66.64

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUPPLEMENTAL EARNINGS PER UNIT INFORMATION
(in thousands, except for per unit amounts)

The Partnership follows the two-class method of calculating basic and diluted earnings per unit.  Under the two-class method, generally accepted accounting principle ("GAAP") provides that the net income (loss) applicable to the Partnership be allocated to all securities that participate in the Partnership's earnings.  Accordingly, net income (loss) applicable to the Partnership is allocated to the General Partner, unvested participating securities and common unitholders.  Net losses applicable to the Partnership are allocated to the General Partner and common unitholders but only to unvested participating securities to the extent that they receive distributions during loss periods because unvested participating securities are not contractually obligated to share in the Partnership's net losses.  Unit- and unit-based awards with guaranteed dividend or distribution participation rights qualify as "participating securities" during their vesting periods.  The Partnership's basic and diluted net income (loss) per unit attributable to common unitholders is computed as (i) net income (loss) applicable to the Partnership, (ii) less General Partner earnings, (iii) less participating securities' basic and diluted earnings (iv) divided by weighted average basic and diluted units outstanding.

The following table provides a reconciliation of the Partnership's net income (loss) applicable to the Partnership to basic and diluted net income (loss) attributable to common unitholders, and the calculation of net income (loss) per common unit – basic and diluted, for the three and six months ended June 30, 2010 and 2009:

	Three Months Ended		Six Months Ended
	June, 30		June, 30
	2010	2009	2010	2009

Net income (loss) applicable to the Partnership	$55,233	$(1,907)	$94,679	$10,254
Less:
General Partner net (income) loss	(55)	2	(95)	(10)
Participating securities net (income) loss	(59)	-	(54)	-
Basic and diluted net income (loss) applicable to common unitholders	55,119	(1,905)	94,530	10,244

Weighted average basic and diluted units outstanding	33,114	30,009	33,114	30,009

Net income (loss) per common unit – basic and diluted	$1.66	$(0.06)	$2.85	$0.34

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
(in thousands)

EBITDAX and distributable cash flow (as defined below) are presented herein and reconciled to the GAAP measures of net cash provided by operating activities and net income.  Management of Pioneer Southwest Energy Partners L.P. believes these financial measures provide additional information to the investment community about the Partnership's ability to generate sufficient cash flow to sustain or increase distributions to its unitholders, among other items.  In particular, EBITDAX is used in the Partnership's credit facility to determine the interest rate that we will pay on outstanding borrowings and to determine compliance with the leverage and interest coverage tests.  EBITDAX and distributable cash flow should not be considered as alternatives to net cash provided by operating activities or net income, as defined by GAAP.

	Three Months Ended	Six Months Ended
	June 30, 2010	June 30, 2009

Net cash provided by operating activities	$27,043	$50,849
Deduct:
Depletion, depreciation and amortization	(3,100)	(6,068)
Deferred income taxes	(366)	(583)
Accretion of discount on asset retirement obligations	(137)	(273)
Amortization of debt related costs	(46)	(91)
Amortization of unit-based compensation	(64)	(83)
Commodity derivative related activity	34,906	53,642
Changes in operating assets and liabilities	(3,003)	(2,714)

Net income	55,233	94,679
Add/(Deduct):
Depletion, depreciation and amortization	3,100	6,068
Accretion of discount on asset retirement obligations	137	273
Interest expense	408	771
Income tax provision	547	933
Commodity derivative related activity	(34,906)	(53,642)

EBITDAX (a)	24,519	49,082
Deduct:
Cash reserves to maintain production and cash flow	(6,761)	(12,712)
Cash interest expense	(362)	(680)
Cash income taxes	(181)	(350)

Distributable cash flow (b)	$17,215	$35,340

_____________
(a)
"EBITDAX" represents earnings before depletion, depreciation and amortization expense; accretion of discount on asset retirement obligations; interest expense; income taxes and noncash commodity derivative related activity.

(b)	Distributable cash flow equals EBITDAX less the Partnership's estimated cash reserves to maintain production and cash flow, cash interest expense and cash income taxes.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
SUPPLEMENTAL INFORMATION

Open Commodity Derivative Positions as of July 27, 2010

	2010		Twelve Months Ending December 31,
	Third	Fourth
	Quarter	Quarter	2011	2012	2013

Average Daily Oil Production Associated with Derivatives:
Swap Contracts:
Volume (Bbl)	2,500	2,500	750	3,000	3,000
NYMEX price (Bbl)	$93.34	$93.34	$77.25	$79.32	$81.02
Collar Contracts:
Volume (Bbl)	-	-	2,000	-	-
NYMEX price (Bbl):
Ceiling	$-	$-	$170.00	$-	$-
Floor	$-	$-	$115.00	$-	$-
Collar Contracts with Short Puts:
Volume (Bbl)	1,000	1,250	1,000	1,000	1,000
NYMEX price (Bbl):
Ceiling	$87.18	$89.06	$99.60	$103.50	$111.50
Floor	$70.00	$70.00	$70.00	$80.00	$83.00
Short Put	$55.00	$55.00	$55.00	$65.00	$68.00
Percent of total oil production (a)	~90%	~90%	~90%	~90%	~85%
Average Daily NGL Production Associated
with Derivatives:
Swap Contracts:
Volume (Bbl)	750	750	750	750	-
Blended index price (Bbl) (b)	$52.52	$52.52	$34.65	$35.03	$-
Percent of total NGL production (a)	~55%	~55%	~50%	~50%	N/A
Average Daily Gas Production Associated with Derivatives:
Swap Contracts:
Volume (MMBtu)	5,000	5,000	2,500	5,000	2,500
NYMEX price (MMBtu) (c)	$7.44	$7.44	$6.65	$6.43	$6.89
Percent of total gas production (a)	~85%	~85%	~40%	~80%	~40%
Basis Swap Contracts:
Permian Basin index swaps (MMBtu) (d)	2,500	2,500	-	2,500	2,500
Price differential ($/MMBtu)	(0.87)	(0.87)	-	(0.30)	(0.31)

________
(a)	Represents the approximate percentage of forecasted production that is covered by derivative contracts.
(b)	Represents the blended Mont Belvieu posted price per Bbl.
(c)	Approximate NYMEX Henry Hub index price based on the differential to the index price on the derivative trade date.
(d)	Represents swaps that fix the basis differentials between the index at which the Partnership sells its gas and NYMEX Henry Hub index prices used in gas swap contracts.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
SUPPLEMENTAL INFORMATION

Derivative Gain, Net
(in thousands)

	Three Months Ended	Six Months Ended
	June 30, 2010	June 30, 2009

Noncash changes in fair value:
Oil derivative gains	$29,057	$37,133
NGL derivative gains	3,768	7,898
Gas derivative gains (losses)	(451)	3,575

Total noncash derivative gains, net	32,374	48,606

Cash settle changes in fair value:
Oil derivative losses	(3,631)	(7,402)
NGL derivative losses	(793)	(1,962)
Gas derivative gains	831	1,063

Total cash derivative losses, net	(3,593)	(8,301)

Total derivative gains, net	$28,781	$40,305

Deferred Gains on Discontinued Commodity Hedges as of June 30, 2010
(in thousands)

	2010
	Third Quarter	Fourth Quarter	2011
Commodity hedge gains (a):
Oil	$9,351	$9,351	$36,489
NGL	1,686	1,686	-
Gas	729	729	-
Total	$11,766	$11,766	$36,489

_____________
(a)     Deferred commodity hedge gains will be amortized as increases to oil and gas revenues during the indicated future periods.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
(in millions, except per unit data)

Income adjusted for unrealized fair value derivative gains, as presented in this press release, is presented and reconciled to the Partnership's net loss determined in accordance with GAAP because the Partnership believes that this non-GAAP financial measure reflects an additional way of viewing aspects of the Partnership's business that, when viewed together with its financial results computed in accordance with GAAP, provides a more complete understanding of factors and trends affecting its historical financial performance and future operating results, greater transparency of underlying trends and greater comparability of results across periods. In addition, management believes that this non-GAAP measure may enhance investors' ability to assess the Partnership's historical and future financial performance. This non-GAAP financial measure is not intended to be a substitute for the comparable GAAP measure and should be read only in conjunction with the Partnership's consolidated financial statements prepared in accordance with GAAP. Unrealized fair value derivative gains and losses are of a type that will recur in future periods; however, the amount can vary significantly from period to period. The table below reconciles the Partnership's net loss for the three months ended June 30, 2010, as determined in accordance with GAAP, to adjusted income excluding unrealized fair value gains for that quarter.

	After-tax	Per Common
	Amounts	Unit

Net loss	$55	$1.66
Unrealized fair value derivative gains	(32)	(0.97)

Adjusted income excluding unrealized fair value gains	$23	$0.69